UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 12, 2005

KOS PHARMACEUTICALS, INC

(Exact name of registrant as specified in its charter)

FLORIDA	000-22171	65-0670898

(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1 CEDAR BROOK DRIVE
CRANBURY, NJ 08512-3618
(Address of principal executive offices)

609-495-0920
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into Material Definitive Agreement

Co-Promotion Agreement

     On April 12, 2005, Kos Pharmaceuticals, Inc. (“Kos”), a Florida corporation, and Kos Life Sciences, Inc. (“KLS”), a Delaware corporation, and wholly owned subsidiary of Kos (collectively, the “Company”), entered into a Co-Promotion Agreement with Duramed Pharmaceuticals, Inc., a Delaware corporation, and Duramed Pharmaceuticals Sales Corp., a Delaware corporation (collectively, “Duramed”), and Barr Laboratories, Inc., a Delaware corporation (“Barr”). The execution of the Co-Promotion Agreement, and of the Settlement and License Agreement and License and Manufacturing Agreement referred to below, relate in part to the resolution of the patent litigation between Kos and Barr involving Kos’ Niaspan® products. The United States District Court for the Southern District of New York entered into a Consent Dismissal ending the pending litigation between Kos and Barr regarding Niaspan, under the terms of which Consent Dismissal, Barr acknowledges that it has infringed the Company’s patents and that the patents are valid and enforceable.

     The Co-Promotion Agreement provides that the Company and Duramed will co-promote the Company’s current Niaspan and Advicor® products, as well as future dosage formulations, strengths or modified versions of those products, to practitioners in the field of female health care in the United States using a Duramed specialty sales force. Under the agreement, Duramed will be required to use its commercially reasonable efforts to make available a sales force consisting of not fewer than 40 trained sales professionals available for training by the Company commencing on or before June 15, 2005. Duramed will also be required to commit the equivalent of 30 sales professionals to promotional efforts until August 31, 2006, and to commit the equivalent of 20 sales professionals per year to promotional efforts from and after August 31, 2006. All such promotional activities will be conducted by Duramed at its expense (other than the provision of samples and selling materials, which will be supplied by the Company). In consideration of Duramed’s performance of its co-promotion obligations, the Company will pay Duramed royalties based on quarterly and yearly net sales, subject to certain maximum sales levels.

     The Co-Promotion Agreement also requires the Company and Duramed to collectively develop, subject to the ultimate discretion of the Company, ongoing sales and promotional strategies for the sale of the covered products within the covered field in the United States. The agreement prohibits each party from soliciting for employment the employees of the other party at any time during the term or for six months after the expiration of the term. Further, the agreement contains provisions requiring each of the Company and Duramed to indemnify the other party under certain circumstances. Subject to other terms, conditions and provisions of the Co-Promotion Agreement regarding early termination, the agreement is effective for an initial term of seven years. Either party may renew the agreement for one additional one-year renewal term upon the provision of written notice not fewer than 90 days before the scheduled date of expiration of the initial term.

Settlement and License Agreement

     On April 12, 2005, the Company entered into a Settlement and License Agreement with Barr. The Settlement and License Agreement sets forth the terms of the settlement of the litigation between Kos and Barr that is described above. As part of the Settlement and License Agreement, the parties grant mutual releases related to the subject matter of the litigation. The Settlement and License Agreement also permits Barr to sell generic versions of Niaspan and Advicor as well as future dosage formulations, strengths or modified versions of those products in the United States under the terms of an exclusive license from the Company commencing on September 20, 2013 (subject to earlier commencement of the license under certain circumstances as provided in the agreement), approximately four years earlier than the last to expire Company patent related to Niaspan and Advicor. Upon such commencement, Barr would pay to the Company a royalty equal to a portion of profits generated from the sales of the generic products. Under the agreement Barr agrees not to sell (other than to the Company) any of the products covered by the Company’s patents that are the subject of the license before the date on which the license commences. Further, the agreement contains provisions requiring each of the Company and Barr to indemnify the other party under certain circumstances.

License and Manufacturing Agreement

     On April 12, 2005, the Company entered into a License and Manufacturing Agreement with Barr. Under the License and Manufacturing Agreement, Barr:

•	grants to the Company a license, which may be sublicensed by the Company under certain circumstances, to use, market and sell Barr’s versions of the Company’s current Niaspan and Advicor® products in the United States, and

•	agrees to use commercially reasonable efforts to supply the Company with all of the Company’s requirements of quantities of Niaspan 500 mg, 750 mg and 1000 mg Extended-Release Tablets and Advicor 500 mg, 750 mg and 1000 mg Extended-Release Tablets with respect to which the Company delivers purchase orders to Barr, in each case upon final approval of Barr’s Abbreviated New Drug Applications related to those products. The license is initially exclusive, and will become semi-exclusive with Barr and its affiliates only at such time as Barr’s license commences under the Settlement and License Agreement described above. Under the terms of the License and Manufacturing Agreement, Barr will receive an initial license fee and quarterly payments in consideration of Barr’s obligation to stand ready to meet the Company’s manufacturing requirements. In addition, if the Company engages Barr to manufacture and supply these products, the Company will purchase such products at an agreed upon supply price. The agreement also restricts Barr’s ability to license the licensed products covered by Kos’ patents to, or manufacture such licensed products for, third parties.

     Subject to other terms, conditions and provisions of the License and Manufacturing Agreement regarding early termination, the License and Manufacturing Agreement is effective for an initial term expiring on September 19, 2013. The Company may renew the license on a non-exclusive basis for one additional three-year renewal term upon the provision of written notice not fewer than 60 days before the scheduled date of expiration of the initial term. The Company may terminate the agreement at any time after Barr’s license commences under the Settlement and License Agreement described above with respect to any licensed product on a product-by-product basis, which will result in a pro-rata reduction to the quarterly stand ready fee. The License and Manufacturing Agreement contains provisions requiring each of the Company and Barr to indemnify the other party under certain circumstances.

ITEM 7.01. REGULATION FD DISCLOSURE.

     On April 13, 2005, the Company issued a press release announcing the execution of the Co-Promotion Agreement, the Settlement and License Agreement and the License and Manufacturing Agreement. A copy of this press release is being furnished as Exhibit 99.1 to this Current Report on Form 8-K.

     In accordance with General Instruction B.2 of Form 8-K, the information in Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(c) Exhibits

     As described in Item 7.01 of this Report, the following Exhibit is furnished as part of this Current Report on Form 8-K:

Exhibit No.	Description

99.1	Press Release of the Company dated April 13, 2005.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KOS PHARMACEUTICALS, INC.
By:	/s/ Andrew I. Koven
	Name:	Andrew I. Koven
	Title:	Executive Vice President and General Counsel

Dated: April 14, 2005

INDEX TO EXHIBITS

Exhibit Number	Description

99.1	Press Release of the Company dated April 13, 2005.